EXECUTION COPY

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT (the “Agreement”) made as of this 20th day of November, 2008 by Embark Corp., a Delaware corporation (“Grantor”), in favor of VIKING ASSET MANAGEMENT, LLC, a California limited liability company, in its capacity as Collateral Agent for the benefit of itself and each of the Buyers (as hereinafter defined) (together with its successors and assigns in such capacity, “Grantee”):

WITNESSETH

WHEREAS, on October 19, 2007, Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership (including as successor to The Longview Fund, L.P., a California limited partnership, under the Purchase Agreement (as defined below), “Marquis”; Marquis, together with its successors and assigns and each other holder of a Note (as defined below) and their respective successors and assigns, individually and collectively, the “Buyers”) purchased from MRU Holdings, Inc., a Delaware corporation (the “Company”), those certain senior secured notes, each dated October 19, 2007, in an original aggregate principal amount of $11,200,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Notes”);

WHEREAS, the Notes were acquired by Buyers and Buyers made certain financial accommodations to the Company pursuant to a Securities Purchase Agreement dated as of October 19, 2007 among the Company and the Buyers (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, Company, Grantor, the other entities party thereto as “Included Subsidiaries,” Buyers and Grantee have entered into that certain Third Amendment of even date herewith (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Third Amendment”), pursuant to which the Company and the Buyers have agreed to amend certain provisions of the Purchase Agreement;

WHEREAS, Grantor is an indirect subsidiary of the Company and, as such, will derive substantial benefit and advantage from the continued financial accommodations to the Company set forth in the Purchase Agreement and the Notes, and it will be to Grantor’s direct interest and economic benefit to assist the Company in continuing to procure said financial accommodations from Buyers;

WHEREAS, pursuant to a Guaranty dated as of October 19, 2007 by and among Grantor, the other entities party thereto as “Guarantors” in favor of Grantee (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty”), Grantor has guaranteed the Obligations (as defined therein) in favor of Grantee (on its behalf and on behalf of the Buyers); and

WHEREAS, pursuant to the terms of a certain Security Agreement of even date herewith between Grantor and Grantee (as the same may be amended or otherwise modified from time to time, the “Security Agreement”), Grantor has granted to Grantee, for the benefit of Grantee and the Buyers, a security interest in substantially all of the assets of Grantor including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Trademarks (as defined in the Security Agreement), Trademark registrations, Trademark applications and Trademark licenses, together with the goodwill of the business symbolized by Grantor’s Trademarks, and all products and proceeds thereof; and

WHEREAS, to induce the Buyers to continue to make financial accommodations to the Company under the Purchase Agreement and to enter into the Third Amendment, Grantor has agreed to pledge and grant a security interest in all of its right, title and interest in and to the Trademark Collateral (as hereinafter defined) as security for its Liabilities (as defined in the Security Agreement) for the benefit of the Grantee, the Buyers and their respective successors and assigns.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:

1. Incorporation of Security Agreement. The Security Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto. All terms capitalized but not otherwise defined herein shall have the same meanings herein as in the Security Agreement.

2. Grant and Reaffirmation of Grant of Security Interests. To secure the payment and performance of the Liabilities, Grantor hereby grants to Grantee, for its benefit and the benefit of Buyers, and hereby reaffirms its prior grant pursuant to the Security Agreement of, a continuing security interest in Grantor's entire right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter created, acquired or arising:

(i) each Trademark, Trademark registration and Trademark application, including, without limitation, the Trademarks, Trademark registrations (together with any reissues, continuations or extensions thereof) and Trademark applications referred to in Schedule 1 annexed hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark, Trademark registration and Trademark application;

(ii) each Trademark license and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark license; and

(iii) all products and proceeds of the foregoing, including without limitation, any claim by Grantor against third parties for past, present or future (a) infringement or dilution of any Trademark or Trademark registration including, without limitation, the Trademarks and Trademark registrations referred to in Schedule 1 annexed hereto, the Trademark registrations issued with respect to the Trademark applications referred in Schedule 1 and the Trademarks licensed under any Trademark license, or (b) injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark license.

[Signature Page Follows]

IN WITNESS WHEREOF, Grantor has duly executed this Agreement as of the date first written above.

EMBARK CORP.

/s/ Vishal Garg
By: Vishal Garg
Its: Chief Executive Officer

Agreed and Accepted
As of the Date First Written Above

VIKING ASSET MANAGEMENT L.L.C., a California limited liability company, in its capacity as collateral agent for the Buyers

By: /s/ S. Michael Rudolph
Name: S. Michael Rudolph
Title: Chief Financial Officer